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                                  EXHIBIT 3.6
                               QVC NETWORK, INC.
                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered agent in charge thereof shall be Corporation Service Company.

     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If the place of meeting is not designated in the notice, the meeting shall be held at the corporation's registered office.

     Section 2. Annual Meeting. The annual meeting of stockholders shall be held following the end of the corporation's fiscal year on a date and at a time specified by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as is convenient.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors and shall be called by the Chairman or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning majority in amount of the shares of stock issued and outstanding and entitled to vote as of the date of such request. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notices. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting the purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting either personally or by mail or telegraph, addressed to each stockholder at such stockholder's address as it appears on the records of the corporation. If mailed, such notice shall be deemed to be delivered three business days after being deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     Section 5. Adjourned Meetings. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 6. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any
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meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 8. Judges of Election. The Board of Directors, or if the board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as judges, to receive, canvass, and report the votes cast by the stockholders at such meeting, but no candidate for director shall be appointed as a judge at any meeting.

     Section 9. Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within ten (10) days next preceding such election of directors. No corporate action requiring shareholder approval, including the election or removal of directors, may occur without the affirmative vote of the holders of a majority of the shares then entitled to vote. Election of directors need not be by written ballot.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that prompt notice of the taking of such action shall be given to those stockholders who have not so consented in writing to such action.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number and Term. The business and affairs of the corporation shall managed by a board of not less than six nor more than twelve directors, the precise number to be determined by resolution of the board of directors or by the stockholders at the annual meeting. Two directors shall be elected only by the holders of shares of Common Stock and the rest of the directors by the holders of all shares of stock without regard to class. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall serve for a term of one year from the date of election and until a successor is elected and qualified or until the director's earlier resignation or removal. Directors need not be stockholders.

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until
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the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. Resignation or Removal. Any director may at any time resign by delivering to the Board of Directors his resignation in writing, to take effect no later than ten days thereafter. Any director may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding; provided that if such director is elected by the holders of a particular class of stock, such director may be removed by the vote of a majority of the shares of that class or by the written consent of a majority of the shares of that class.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such time and place and on such dates as shall be determined by the Chairman of the Board of Directors.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or on the written request of any three directors. The Chairman of the Board of Directors shall have the right to fix the time, place and date of each special meeting.

     Section 6. Notice. At least one day's prior written notice of any meeting of the Board of Directors shall be given, either personally or by mail, telegraph or courier service, addressed to each director at his address as it appears on the records of the corporation. If mailed such notice shall be deemed to be delivered three days after being deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by telegram or courier service, such notice shall be deemed to be delivered when the telegram or notice is delivered to the telegraph company or courier service.

     Section 7. Quorum. At all meetings of the Board of Directors a majority of the directors then serving shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the corporation and such director or between the corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer, or has a financial interest, is authorized or considered at such meeting.

     Section 8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 9. Meetings by Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 10. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors, and to have such name or title determined by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
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     Any such committee, to the extent provided in such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the by-laws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 11. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid a fixed sum and/or their expenses, if any, of attendance for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Designation. The officers of the corporation shall consist of a Chairman of the Board, one or more Vice Presidents (the number and designation of which to be determined from time to time by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may also choose as additional officers a Vice Chairman of the Board, a President and such other officers, assistant officers and agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Chairman of the Board.

     Section 2. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 3. Election and Term of Office. The Chairman of the Board shall be elected by the Board of Directors at the first meeting of the Board of Directors following the stockholders' annual meeting, and serve for a term of one (1) year and until a successor is elected by the Board. The other officers of the corporation shall also be appointed by the Board of Directors for a term of one
(1) year. Any officer appointed by the Board may be removed, with or without cause, at any time by the Chairman of the Board. The Chairman of the Board,

however, may only be removed by the affirmative vote of 60% of all directors. An officer may resign at any time upon written notice to the corporation. Each officer shall hold his office until his or her successor is appointed or until his or her earlier resignation or removal.

     Section 4. The Chairman of the Board. The Chairman of the Board shall be elected by the Board of Directors from their own number; the Chairman shall preside at all meetings of the stockholders and of the Board of Directors, shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; the Chairman may remove and replace, in the Chairman's sole discretion, the officers of the corporation; the Chairman shall be empowered to sign all certificates, contracts and other instruments of the corporation which may be authorized by the Board of Directors; and the Chairman shall have such other duties and shall supervise such matters as may be designated to him by the Board of Directors.

     Section 5. The President. In the event the Board of Directors shall elect a President, the President shall perform any and all duties assigned to him by the Board or directed by the Chairman of the Board or as are incident to the office of the President of a corporation.
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     Section 6. The Vice-President.  In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as may from time to time be assigned to them by the Chairman of the Board or the Board of Directors.

     Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and stockholders and record all the proceedings thereat in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors. The Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law; and shall have custody of the corporate records and of the seal of the corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary; shall keep at the registered office or at the principal place of business of the corporation a record of the stockholders of the corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; the Secretary shall have general charge of the stock transfer books of the corporation; and in general the Secretary shall perform all duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

     Section 8. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; shall disburse the funds of the corporation as may be ordered by the Chairman of the Board or the Board of Directors, taking proper vouchers for such disbursements; shall render to the Chairman of the Board and the Board of Directors, when the Board so requires, an account of all transactions and of the financial condition of the corporation; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may be assigned from time to time by the Chairman of the Board or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or control of the Treasurer belonging to the corporation.

     Section 9. Assistant Officers. The assistant secretaries and assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or the Treasurer as the case may be or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be, and shall perform such other duties and have such other powers as the Chairman of the Board or the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

     Section 1. Signature by Officers. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation.
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     Section 2. Facsimile Signature.  Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, to advertise the sale in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may close the stock transfer books of the corporation for a period of no more than sixty (60) nor less than ten (10) days preceding the date: (i) of any meeting of stockholders; (ii) for payment of any dividend; (iii) for the allotment of rights; or (iv) when any change or conversion or exchange of capital stock shall go into effect, or for a period of no more than sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date of no more than sixty (60) nor less than ten (10) days preceding the date: (i) of any dividend;
(ii) for the allotment of rights; (iii) when any change or conversion or exchange of capital stock shall go into effect; or (iv) in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VI

                                   DIVIDENDS

     Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their
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absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and conditions of the corporation.

     Section 2. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words 'Corporate Seal, Delaware'. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

     Section 5. Indemnification. The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

     Section 6. Waiver of Notice. Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or of these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors, at any regular or special meeting. The power to adopt, amend or repeal By-Laws conferred upon the Board of Directors shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.
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